Exhibit 99.1

QUEST DIAGNOSTICS REPORTS FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS;
PROVIDES GUIDANCE FOR FULL YEAR 2023

•Fourth quarter revenues of $2.33 billion, down 15.0% from 2021
•Fourth quarter reported diluted earnings per share ("EPS") of $0.87, down 72.1% from 2021; and adjusted diluted EPS of $1.98, down 40.5% from 2021
•Fourth quarter base business revenues of $2.15 billion, up 6.3% from 2021
•Fourth quarter COVID-19 testing revenues of $184 million, down 74.6% from 2021
•Full year revenues of $9.88 billion, down 8.4% from 2021
•Full year reported diluted EPS of $7.97, down 48.7% from 2021; and adjusted diluted EPS of $9.95, down 30.1% from 2021
•Full year base business revenues of $8.43 billion, up 5.1% from 2021
•Full year COVID-19 testing revenues of $1.45 billion, down 47.5% from 2021
•Full year 2023 reported diluted EPS expected to be between $7.61 and $8.21; and adjusted diluted EPS expected to be between $8.40 and $9.00

SECAUCUS, N.J., February 2, 2023 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, announced today financial results for the fourth quarter and full year ended December 31, 2022.

"Quest had another strong year in 2022, with base business revenues growing more than 6% in the fourth quarter, and 5% for the full year," said Jim Davis, CEO and President. "COVID-19 testing revenues declined as expected but still exceeded $1.4 billion in 2022.

"In 2023, our focus is on growing our base business and increasing our efforts to drive productivity and expand margins. Our guidance for the full year reflects continued growth in the base business, tailwinds from recent Medicare reimbursement changes, investments to accelerate growth, and declining COVID-19 revenues."

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	Change	2022	2021	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$2,333	$2,744	(15.0)%	$9,883	$10,788	(8.4)%
Base business revenues (a)	$2,149	$2,022	6.3%	$8,429	$8,018	5.1%
COVID-19 testing revenues	$184	$722	(74.6)%	$1,454	$2,770	(47.5)%

Diagnostic information services revenues	$2,265	$2,674	(15.3)%	$9,609	$10,494	(8.4)%
Revenue per requisition			(5.1)%			(4.5)%
Requisition volume			(11.2)%			(4.5)%
Organic requisition volume			(11.4)%			(5.1)%
Operating income (b)	$135	$536	(74.9)%	$1,428	$2,381	(40.0)%
Operating income as a percentage of net revenues (b)	5.8%	19.5%	(13.7)%	14.5%	22.1%	(7.6)%
Net income attributable to Quest Diagnostics (b)	$101	$390	(74.2)%	$946	$1,995	(52.6)%
Diluted EPS (b) (c)	$0.87	$3.12	(72.1)%	$7.97	$15.55	(48.7)%
Cash provided by operations	$334	$481	(30.5)%	$1,718	$2,233	(23.1)%
Capital expenditures	$147	$144	2.7%	$404	$403	0.3%

Adjusted (b):
Operating income	$330	$579	(42.7)%	$1,742	$2,565	(32.0)%
Operating income as a percentage of net revenues	14.2%	21.1%	(6.9)%	17.6%	23.8%	(6.2)%
Net income attributable to Quest Diagnostics	$229	$416	(44.9)%	$1,181	$1,827	(35.4)%
Diluted EPS (c)	$1.98	$3.33	(40.5)%	$9.95	$14.24	(30.1)%

(a)Excludes COVID-19 testing.

(b)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, net income attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

(c)The sum of reported and adjusted diluted EPS for the four quarters of both 2022 and 2021 did not equal the totals for the years ended December 31, 2022 and 2021, respectively, due to both quarterly fluctuations in our earnings and in the weighted average common shares outstanding throughout the years.

Guidance for Full Year 2023

We estimate full year 2023 guidance as follows:

	Low	High
Net revenues	$8.83 billion	$9.03 billion
Net revenues decrease	(10.7)%	(8.6)%
Base business revenues (a)	$8.65 billion	$8.75 billion
Base business revenues increase	2.6%	3.8%
COVID-19 testing revenues	$175 million	$275 million
COVID-19 testing revenues decrease	(88.0)%	(81.1)%
Reported diluted EPS	$7.61	$8.21
Adjusted diluted EPS	$8.40	$9.00
Cash provided by operations	At least $1.3 billion
Capital expenditures	Approximately $400 million

(a)Excludes COVID-19 testing.

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, certain financial impacts resulting from the COVID-19 pandemic, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, costs associated with donations, contributions, and other financial support through Quest for Health Equity (our initiative with the Quest Diagnostics Foundation to reduce health disparities in underserved communities), gains and losses associated with changes in the carrying value of our strategic investments, a gain on sale of an ownership interest in a joint venture, and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on our website at www.QuestDiagnostics.com/investor. We suggest participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or, from approximately 10:30 a.m. Eastern Time on February 2, 2023 until midnight Eastern Time on February 16, 2023, by phone at 888-566-0462 for domestic callers and 203-369-3609 for international callers. Anyone listening to the call is encouraged to read our periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes.  Derived from the world’s largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve health care management.  Quest annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our nearly 50,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com.

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, impacts of the COVID-19 pandemic and measures taken in response, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Denny Moynihan, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2022 and 2021
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net revenues	$2,333	$2,744	$9,883	$10,788

Operating costs and expenses and other operating income:
Cost of services	1,575	1,718	6,450	6,579
Selling, general and administrative	563	464	1,874	1,727
Amortization of intangible assets	39	26	120	103
Other operating expense (income), net	21	—	11	(2)
Total operating costs and expenses, net	2,198	2,208	8,455	8,407

Operating income	135	536	1,428	2,381

Other income (expense):
Interest expense, net	(32)	(37)	(138)	(151)
Other income (expense), net	6	3	(55)	369
Total non-operating (expense) income, net	(26)	(34)	(193)	218

Income before income taxes and equity in earnings of equity method investees	109	502	1,235	2,599
Income tax benefit (expense)	4	(114)	(264)	(597)
Equity in earnings of equity method investees, net of taxes	3	25	44	78
Net income	116	413	1,015	2,080
Less: Net income attributable to noncontrolling interests	15	23	69	85
Net income attributable to Quest Diagnostics	$101	$390	$946	$1,995

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$0.89	$3.19	$8.10	$15.85

Diluted	$0.87	$3.12	$7.97	$15.55

Weighted average common shares outstanding:
Basic	113	122	116	125

Diluted	115	125	118	128

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
December 31, 2022 and 2021
(in millions, except per share data)
(unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$315	$872
Accounts receivable, net	1,195	1,438
Inventories	192	208
Prepaid expenses and other current assets	196	223
Total current assets	1,898	2,741
Property, plant and equipment, net	1,766	1,707
Operating lease right-of-use assets	585	597
Goodwill	7,220	7,095
Intangible assets, net	1,092	1,167
Investment in equity method investees	132	141
Other assets	144	163
Total assets	$12,837	$13,611

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$1,396	$1,600
Current portion of long-term debt	2	2
Current portion of long-term operating lease liabilities	153	151
Total current liabilities	1,551	1,753
Long-term debt	3,978	4,010
Long-term operating lease liabilities	489	494
Other liabilities	812	792
Redeemable noncontrolling interest	77	79
Stockholders' equity:
Quest Diagnostics stockholders' equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both December 31, 2022 and 2021; 162 shares issued as of both December 31, 2022 and 2021	2	2
Additional paid-in capital	2,295	2,260
Retained earnings	8,290	7,649
Accumulated other comprehensive loss	(21)	(14)
Treasury stock, at cost; 51 and 43 shares as of December 31, 2022 and 2021, respectively	(4,673)	(3,453)
Total Quest Diagnostics stockholders' equity	5,893	6,444
Noncontrolling interests	37	39
Total stockholders' equity	5,930	6,483
Total liabilities and stockholders' equity	$12,837	$13,611

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Twelve Months Ended December 31, 2022 and 2021
(in millions)
(unaudited)

	Twelve Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$1,015	$2,080
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	437	408
Provision for credit losses	3	4
Deferred income tax provision (benefit)	1	(57)
Stock-based compensation expense	77	79
Gain on disposition of joint venture	—	(314)
Other, net	66	(54)
Changes in operating assets and liabilities:
Accounts receivable	246	81
Accounts payable and accrued expenses	(149)	35
Income taxes payable	(31)	(20)
Other assets and liabilities, net	53	(9)
Net cash provided by operating activities	1,718	2,233

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(144)	(331)
Proceeds from disposition of joint venture	—	755
Capital expenditures	(404)	(403)
Decrease in investments and other assets, net	5	—
Net cash (used in) provided by investing activities	(543)	21

Cash flows from financing activities:
Repayments of debt	(2)	(2)
Purchases of treasury stock	(1,408)	(2,199)
Exercise of stock options	123	129
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(28)	(22)
Dividends paid	(305)	(309)
Distributions to noncontrolling interest partners	(73)	(99)
Other financing activities, net	(39)	(38)
Net cash used in financing activities	(1,732)	(2,540)

Net change in cash and cash equivalents and restricted cash	(557)	(286)
Cash and cash equivalents and restricted cash, beginning of period	872	1,158
Cash and cash equivalents and restricted cash, end of period	$315	$872

Cash paid during the period for:
Interest	$156	$159
Income taxes	$283	$709

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Net income attributable to Quest Diagnostics	$101	$390	$946	$1,995
Less: Earnings allocated to participating securities	—	1	4	7
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$101	$389	$942	$1,988

Weighted average common shares outstanding - basic	113	122	116	125
Effect of dilutive securities:
Stock options and performance share units	2	3	2	3
Weighted average common shares outstanding - diluted	115	125	118	128

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$0.89	$3.19	$8.10	$15.85
Diluted	$0.87	$3.12	$7.97	$15.55

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended December 31, 2022
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax benefit (expense) (g)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$135	5.8%	$4	$3	$101	$0.87
Restructuring and integration charges (a)	51	2.2	(12)	—	39	0.34
Gains and losses on investments (b)	—	—	(2)	3	1	0.01
Quest for Health Equity costs (c)	84	3.6	(22)	—	62	0.53
Other (d)	21	0.9	(20)	—	1	0.01
Amortization expense	39	1.7	(10)	—	29	0.25
ETB	—	—	(4)	—	(4)	(0.03)
As adjusted	$330	14.2%	$(66)	$6	$229	$1.98

	Twelve Months Ended December 31, 2022
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax benefit (expense) (g)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$1,428	14.5%	$(264)	$44	$946	$7.97
Restructuring and integration charges (a)	88	0.9	(22)	—	66	0.56
Gains and losses on investments (b)	—	—	(11)	12	31	0.26
Quest for Health Equity costs (c)	93	0.9	(24)	—	69	0.59
Other (d)	13	0.1	(19)	—	(6)	(0.05)
Amortization expense	120	1.2	(31)	—	89	0.74
ETB	—	—	(14)	—	(14)	(0.12)
As adjusted	$1,742	17.6%	$(385)	$56	$1,181	$9.95

	Three Months Ended December 31, 2021
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax benefit (expense) (g)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$536	19.5%	$(114)	$25	$390	$3.12
Restructuring and integration charges (a)	10	0.4	(3)	—	7	0.06
Gains and losses on investments (b)	—	—	1	(5)	(1)	(0.01)
Quest for Health Equity costs (c)	7	0.2	(2)	—	5	0.03
Amortization expense	26	1.0	(7)	—	19	0.16
ETB	—	—	(4)	—	(4)	(0.03)
As adjusted	$579	21.1%	$(129)	$20	$416	$3.33

	Twelve Months Ended December 31, 2021
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax benefit (expense) (g)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$2,381	22.1%	$(597)	$78	$1,995	$15.55
Restructuring and integration charges (a)	61	0.6	(16)	—	45	0.36
Gains and losses on investments (b)	—	—	11	—	(28)	(0.24)
Quest for Health Equity costs (c)	16	0.1	(4)	—	12	0.08
Gain on sale of ownership in joint venture (e)	—	—	55	—	(259)	(2.02)
COVID-19 impact (f)	4	—	(1)	—	3	0.03
Amortization expense	103	1.0	(27)	2	78	0.62
ETB	—	—	(19)	—	(19)	(0.14)
As adjusted	$2,565	23.8%	$(598)	$80	$1,827	$14.24
`

(a)For both the three and twelve months ended December 31, 2022, represents costs primarily associated with workforce reductions, systems conversions and integration incurred in connection with further restructuring and integrating our business. For both the three and twelve months ended December 31, 2021, represents costs primarily associated with systems conversions and integration incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on our consolidated statements of operations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(dollars in millions)
Cost of services	$19	$4	$32	$30
Selling, general and administrative	32	6	56	31

Operating income	$51	$10	$88	$61

(b)For both the three and twelve months ended December 31, 2022 and 2021, the pre-tax impact primarily represents gains and losses associated with changes in the carrying value of our strategic investments. For the twelve months ended December 31, 2021, the pre-tax impact also includes a non-cash impairment to the carrying value of an equity method investment. The following table summarizes the pre-tax impact of gains and losses on investments on our consolidated statement of operations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(dollars in millions)
Other income (expense), net	$—	$3	$30	$(39)

Equity in earnings of equity method investees, net of taxes	$3	$(5)	$12	$—

(c)For both the three and twelve months ended December 31, 2022 and 2021, the pre-tax impact represents the costs associated with donations, contributions and other financial support through Quest for Health Equity, recorded in selling, general and administrative expenses.

(d)For the three months ended December 31, 2022, the pre-tax impact primarily represents a $14 million impairment charge on certain property, plant and equipment and a $6 million loss associated with the increase in the fair value of the contingent consideration accrual associated with previous acquisitions. Additionally, the three months ended December 31, 2022 includes an $18 million income tax benefit due to an adjustment to state deferred tax liabilities related to depreciation expense, recorded in income tax benefit (expense). For the twelve months ended December 31, 2022, the pre-tax impact primarily represents the $14 million impairment charge on certain property, plant and equipment and a $5 million loss associated with the increase in the fair value of the contingent consideration accrual associated with previous acquisitions, partially offset by a $10 million gain from a payroll tax credit under the Coronavirus Aid, Relief, and Economic Security Act associated with the retention of employees. Additionally, the twelve months ended December 31, 2022 includes the $18 million income tax benefit due to the adjustment to state deferred tax liabilities related to depreciation expense, recorded in income tax benefit (expense). The following table summarizes the pre-tax impact of these other items on our consolidated statement of operations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(dollars in millions)
Cost of services	$—	$—	$2	$—
Other operating expense (income), net	21	—	11	—
Operating income	$21	$—	$13	$—

(e)For the twelve months ended December 31, 2021, the pre-tax impact represents a gain of $314 million recorded in other income (expense), net following the sale of our 40% ownership interest in Q2 Solutions®, our clinical trials central laboratory services joint venture, to IQVIA Holdings, Inc., our joint venture partner, for $760 million in an all-cash transaction.

(f)For the twelve months ended December 31, 2021, the pre-tax impact represents the impact of certain items resulting from the COVID-19 pandemic including incremental costs incurred to protect the health and safety of our employees and customers, recorded in cost of services.

(g)For restructuring and integration charges, gains and losses on investments, Quest for Health Equity costs, other items, amortization expense and COVID-19 impacts, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2022 and 2021. For the gain on sale of ownership in joint venture, income tax expense on the transaction resulted in an effective income rate of 17.6%. Additionally, both the three months and twelve months ended December 31, 2022 include an $18 million benefit due to an adjustment to state deferred tax liabilities related to depreciation expense.

3)For the three months ended December 31, 2022, we repurchased 3.0 million shares of our common stock for $435 million. For the twelve months ended December 31, 2022, we repurchased 10.1 million shares of our common stock for $1,385 million. In February 2022, our Board of Directors increased the size of our share repurchase program by $1 billion. As of December 31, 2022, $311 million remained available under our share repurchase authorization.

4)The outlook for adjusted diluted EPS represents management’s estimates for the full year 2023 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2023. Additionally, the amount of ETB is dependent upon employee stock option exercises and our stock price, both of which are difficult to predict. The following table reconciles our 2023 outlook for diluted EPS under GAAP to our outlook for adjusted diluted EPS:

	Low	High
Diluted EPS	$7.61	$8.21
Restructuring and integration charges (a)	0.21	0.21
Amortization expense (b)	0.73	0.73
ETB	(0.15)	(0.15)
Adjusted diluted EPS	$8.40	$9.00

(a)Represents estimated pre-tax charges of $32 million primarily associated with workforce reductions, systems conversions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(b)Represents estimated pre-tax amortization expenses of $112 million. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.